Exhibit (l)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK, NY 10036-6522
(212) 735-3000
June 22, 2006
Highland Credit Strategies Fund
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240

Re:	Highland Credit Strategies Fund
Registration Statement on Form N-2
(File Nos. 333-132436 and 811-21869)
Ladies and Gentlemen:
          We are acting as special counsel to Highland Credit Strategies Fund, a statutory trust created under the Delaware Statutory Trust Act (the “Trust”), in connection with the initial public offering by the Trust of up to 35,000,000 shares (including shares subject to an over-allotment option) of the Trust’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”).
          This opinion is being furnished in accordance with the requirements of Exhibit L of the Form N-2 Registration Statement of the Trust under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, as filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2006, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-132436 and 811-21869) as filed with the Commission on March 15, 2006 under the 1933 Act and the 1940 Act; (iii) Pre-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on May 2, 2006; (iv) Pre-Effective Amendment No. 2 to the Registration Statement as filed with the Commission on May 10, 2006;

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June 22, 2006

(v) Pre-Effective Amendment No. 3 to the Registration Statement as filed with the Commission on May 22, 2006; (vi) Pre-Effective Amendment No. 4 to the Registration Statement as filed with the Commission June 9, 2006; (vii) Pre-Effective Amendment No. 5 to the Registration Statement as filed with the Commission on June 21, 2006; (viii) Pre-Effective Amendment No. 6 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (ix) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Trust, as issuer, Highland Capital Management, L.P., as investment adviser to the Trust, and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), filed as an exhibit to the Registration Statement; (x) a specimen certificate representing the Common Shares; (xi) the Certificate of Trust of the Trust, as filed with the Secretary of the State of Delaware on March 10, 2006; (xii) the Agreement and Declaration of Trust of the Trust, dated as of March 10, 2006 and certified by the Secretary of the Trust as currently in effect (the “Agreement and Declaration of Trust”); (xiii) the By-Laws of the Trust, filed as an exhibit to the Registration Statement; and (xiv) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Common Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, its trustees and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Underwriting Agreement will be executed and delivered in substantially the form reviewed by us and that the share certificates representing the Common Shares will conform to the specimen examined by us and will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.
          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.
          Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act and the 1940 Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Common Shares in the form of the specimen certificate examined by us have been manually

Highland Credit Strategies Fund
June 22, 2006

signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Shares as contemplated by the Underwriting Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP